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                                                                   Exhibit 5.1

                   [LETTERHEAD OF HOWARD, DARBY & LEVIN]



                                                    August 30, 1996


Cross-Continent Auto Retailers, Inc.
1201 South Taylor Street
Amarillo, Texas 79101

Dear Sirs:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,675,000 shares of common stock, par value $.01 per share, of Cross-Continent Auto Retailers, Inc., a Delaware corporation (the "Company"), to be sold by the Company (the "Company Shares"), and 551,250 shares of common stock, par value $.01 per share, of the Company to be sold by certain stockholders of the Company upon an exercise (if any) of the underwriters' over-allotment option (the "Stockholder Shares"), in each case pursuant to the Registration Statement (No. 333-06585) on Form S-1, as amended (the "Registration Statement"), filed by you with the Securities and Exchange Commission, we have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     (i) when the Registration Statement has become effective under the Act, the terms of the Company Shares and the terms of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation and the proceedings that we contemplate being taken prior to the issuance of the Company Shares have been duly completed, the Company Shares, when issued and sold as contemplated in the Registration Statement, and assuming compliance with the Act, will be duly and validly issued, fully paid and nonassessable; and

     (ii) the Stockholder Shares have been duly and validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of our opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                                    Very truly yours,

                                               /s/ Howard, Darby & Levin